Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Pacific Ethanol, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Aventine Renewable Energy Holdings, Inc., appearing in the Joint Proxy/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Joint Proxy/Prospectus.

/s/ McGladrey LLP

Des Moines, Iowa

February 3, 2015